Exhibit 10.13

EXECUTION COPY

AMENDMENT NO. 4

Dated as of July 31, 2006

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 22, 2003

THIS AMENDMENT NO. 4 (this “Amendment”) dated as of July 31, 2006, is entered into by and among (i) MEDCO HEALTH RECEIVABLES, LLC, a Delaware limited liability company (the “Seller”), (ii) MEDCO HEALTH SOLUTIONS, INC., a Delaware corporation (the “Servicer”), (iii) the “Conduit Purchasers” identified on the signature pages hereto, (iv) the “Committed Purchasers” identified on the signature pages hereto, (v) the “Managing Agents” identified on the signature pages hereto and (vi) CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

A. Reference is made to the Amended and Restated Receivables Purchase Agreement dated as of September 22, 2003 among the Seller, the Servicer, the “Conduit Purchasers”, “Committed Purchasers” and “Managing Agents” from time to time parties thereto and the Administrative Agent (as amended, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Receivables Purchase Agreement.

B. The parties hereto have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date (as defined below), the Receivables Purchase Agreement is amended as follows:

1.1 The definition of “Adjusted Net Receivables Pool Balance” in Schedule I of the Receivables Purchase Agreement is deleted.

1.2 The definition of “Bad Debt Reserve Percentage” in Schedule I of the Receivables Purchase Agreement is amended in its entirety to read as follows:

“Bad Debt Reserve Percentage” means, as of any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, the product of:

[(BDR x NRPB/BPR) x 1.50]/NRPB

where:

NRPB	=	the Net Receivables Pool Balance as of as of the close of business of the Servicer on the last day of Current Calculation Period (the “Calculation Date”)

BDR	=	the Bad Debt Reserves as of such Calculation Date

BPR	=	the Outstanding Balance of all Pool Receivables as of such Calculation Date.

1.3 The definition of “Bank One” in Schedule I of the Receivables Purchase Agreement is deleted.

1.4 The following definition is added to Schedule I of the Receivables Purchase Agreement in appropriate alphabetical order:

“BTM” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and any successor thereto.

1.5 The definition of “Concentration Limit” in Schedule I of the Receivables Purchase Agreement is amended in its entirety to read as follows.

“Concentration Limit” means, at any time for any Obligor:

(a) if such Obligor has Debt Ratings of AA- or better from S&P and Aa3 or better from Moody’s, an amount equal to the product of (i) the Loss Reserve Percentage Floor and (ii) the Net Receivables Pool Balance at such time;

(b) if such Obligor has Debt Ratings of BBB- or better from S&P and Baa3 or better from Moody’s (and clause (a) does not apply), an amount equal to the product of (i) 50%, (ii) the Loss Reserve Percentage Floor and (iii) the Net Receivables Pool Balance at such time; and

(c) in the case of any other Obligor, 5% of the Net Receivables Pool Balance at such time (the “Normal Concentration Limit”); provided that if at the time of determination a Rating Level 2 Period, Rating Level 3 Period or Rating Level 4 Period is in effect, the Normal Concentration Limit shall be 4% of the Net Receivables Pool Balance at such time;

provided, however, that, notwithstanding the foregoing, the Administrative Agent (acting either on its own initiative or at the direction of any Managing Agent) may at any time reduce the Concentration Limit of an Obligor described in clauses (a)

and (b) above to the Normal Concentration Limit upon not less than three (3) Business Days’ notice to the Servicer. In the case of an Obligor and its Affiliates, the Concentration Limit shall be calculated as if such Obligor and such Affiliates were a single Obligor. If an Obligor has a Debt Rating from only one of S&P and Moody’s, then the Concentration Limit shall be determined by reference to such Debt Rating. If an Obligor does not have a Debt Rating from either S&P or Moody’s, then the Concentration Limit for such Obligor will be determined pursuant to clause (c) above.

1.6 The definition of “Default Ratio” in Schedule I of the Receivables Purchase Agreement is amended to delete the parenthetical appearing in clause (i) thereof and to substitute therefor the following:

“(excluding, for the avoidance of doubt, any Defaulted Receivables that were written off as uncollectible in a prior Calculation Period in accordance with the Credit and Collection Policy)”.

1.7 The definition of “Delinquency Ratio” in Schedule I of the Receivables Purchase Agreement is amended in its entirety to read as follows:

“Delinquency Ratio” means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Calculation Period by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of the end of such Calculation Period by (ii) aggregate Outstanding Balance of all Receivables that have been billed as of the end of such Calculation Period (excluding Defaulted Receivables and Receivables owing by Obligors that have a Debt Rating of AA- or better from S&P and Aa3 or better from Moody’s).

1.8 The definition of “Dilution Reserve” in Schedule I of the Receivables Purchase Agreement is amended to delete the term “Adjusted Net Receivables Pool Balance” and to substitute therefor the term “Net Receivables Pool Balance”.

1.9 The definition of “Loss Reserve” in Schedule I of the Receivables Purchase Agreement is amended in its entirety to read as follows:

“Loss Reserve” means, on any date, an amount equal to:

LRP x NRPB

where:

LRP	=	the Loss Reserve Percentage on such date.
NRPB	=	the Net Receivables Pool Balance at the close of business of the Servicer on such date.

1.10 The definition of “Loss Reserve Percentage Floor” in Schedule I of the Receivables Purchase Agreement is amended to change the percentage set forth therein from “22%” to “20%”.

1.11 The definition of “Scheduled Commitment Termination Date” in Schedule I of the Receivables Purchase Agreement is amended to change the date set forth therein from “August 8, 2006” to “July 30, 2007”.

1.12 The definition of “Termination Date” in Schedule I of the Receivables Purchase Agreement is amended to change the date set forth in clause (d) thereof from “August 8, 2006” to “July 31, 2009”.

1.13 Schedules II and III of the Receivables Purchase Agreement are amended and restated in their entirety to read as set forth in the new Schedule II and the new Schedule III, respectively, attached hereto.

SECTION 2. Temporary Waiver. Pursuant to Section 5.01(g) of the Receivables Purchase Agreement, each Deposit Account is required to be maintained at all times in the name of the Seller. The Seller has notified the Administrative Agent that it is in breach of this covenant as of the date hereof. The Administrative Agent, each Managing Agent and each Purchaser hereby waives any Termination Event that may exist by reason of such breach; provided that (i) such breach is remedied within 30 days of the date hereof and (ii) such waiver shall be limited to the specific circumstances described in this Section 2, and shall not extend to any similar breach that may arise hereafter.

SECTION 3. Covenants, Representations and Warranties.

3.1 Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the Receivables Purchase Agreement (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2 Each of the Seller and the Servicer hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, except as provided above in Section 2, no Termination Event or event or circumstance which, with the giving of notice or the passage of time, or both, would constitute a Termination Event shall exist under the Receivables Purchase Agreement.

SECTION 4. Amendment Fee. On the Effective Date, the Seller will pay to each Committed Purchaser a non-refundable fee (the “Amendment Fee”) equal to 0.05% of such Committed Purchaser’s Commitment.

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date (the “Effective Date”) on which:

(a) the Administrative Agent shall have received copies of the following, each in form and substance satisfactory to the Managing Agents:

(i) this Amendment duly executed by the Seller, the Servicer, the Administrative Agent, each Managing Agent and each Purchaser;

(ii) the Assignment and Acceptance Agreement of even date herewith among JPMorgan Chase Bank, N.A., Falcon Asset Securitization Company LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Victory Receivables Corporation (the “Assignment Agreement”);

(iii) the amended and restated Purchaser Fee Letter of even date herewith duly executed by the Seller, the Administrative Agent and each Managing Agent; and

(iv) for each Transaction Party, a certificate of its Secretary certifying therein (i) a copy of the certificate of formation or certificate of incorporation, as applicable, of such Transaction Party, (ii) a copy of the limited liability company agreement or by-laws, as applicable, of such Transaction Party, (iii) a copy of the resolutions of the members or board of directors, as applicable, of such Transaction Party authorizing the execution, delivery and performance of this Amendment and the other Transaction Documents to which it is a party and (iv) the names and true signatures of the officers of such Transaction Party authorized to sign this Amendment and the other Transaction Documents on its behalf;

(b) the assignments contemplated by the Assignment Agreement shall have been consummated; and

(c) each Committed Purchaser shall have received payment in full of the Amendment Fee pursuant to Section 3 above.

SECTION 6. Funding on Effective Date. The parties hereto acknowledge that an adjustment to the Capital held by the respective Purchaser Groups is required to be made on the effective date of this Amendment in order to ensure that the Capital held by the Purchasers in each Purchaser Group is proportional to their respective Purchaser Group Limits. Accordingly, on the Effective Date, the Seller shall request a special non-pro rata Incremental Purchase in the amount of $15,000,000 to be made by the Purchaser Group for which BTM acts as Managing Agent, and shall use the proceeds thereof to effect a special non-pro rata payment to the Purchaser Group for which CNAI acts as Managing Agent in the amount of $15,000,000 (to be applied as a reduction of Capital held by the Purchasers in CNAI’s Purchaser Group), such that (after giving effect to such Purchase and payment and the assignments contemplated by the Assignment Agreement) the Capital held by the Purchasers in the respective Purchaser Groups will be proportional to their respective Purchaser Group Limits. BTM is hereby directed to remit the proceeds of such special Incremental Purchase directly to CNAI for the benefit of the Purchasers in CNAI’s Purchaser Group.

SECTION 7. Reference to and Effect on the Receivables Purchase Agreement.

7.1 Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Receivables Purchase Agreement shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

7.2 Except as specifically amended hereby, the Receivables Purchase Agreement, the other Transaction Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

7.3 Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser, any Managing Agent or the Administrative Agent under the Receivables Purchase Agreement, the Transaction Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

MEDCO HEALTH RECEIVABLES, LLC,
as Seller

By:	/s/ Thomas F. Bruscino
Name:	Thomas F. Bruscino
Title:	Vice President

MEDCO HEALTH SOLUTIONS, INC.,
as Servicer

By:	/s/ Walter D. Hosp
Name:	Walter D. Hosp
Title:	Vice President and Treasurer

CAFCO, LLC, as a Conduit Purchaser

By:	Citicorp North America, Inc., as Attorney-in-Fact

By:	Patricia Schaupp
Name:
Title:

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and as a Managing Agent

By:	Patricia Schaupp
Name:
Title:

CITIBANK, N.A.,
as a Committed Purchaser

By:	Patricia Schaupp
Attorney-in-Fact

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser

By:	/s/ Geraldine St-Louis
Name:	Geraldine St-Louis
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Managing Agent

By:	/s/Aditya Reddy
Name:	Aditya Reddy
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Committed Purchaser

By:	/s/Harumi Kambara
Name:	Harumi Kambara
Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA, as a Committed Purchaser

By:	/s/ J. Alan Edwards
Name:	J. Alan Edwards
Title:	Managing Director

NEW SCHEDULE II

PURCHASER GROUPS

Purchaser Group Managing Agent: Citicorp North America, Inc.

Committed Purchaser: Citibank, N.A.	Commitment: $250,000,000
450 Mamaroneck Avenue Harrison, N.Y. 10528 Attention: Robert Kohl Telephone: (914) 899-7218 Telecopy: (914) 899-7903

Committed Purchaser: The Bank of Nova Scotia	Commitment: $150,000,000
One Liberty Plaza New York, NY 10006 Attention: Tel: Fax:

Conduit Purchaser: CAFCO, LLC	Conduit Purchase Limit: $400,000,000
450 Mamaroneck Avenue Harrison, N.Y. 10528 Attention: Laureta Lachman Telephone: (914) 899-7138 Telecopy: (914) 899-7903

Managing Agent: Citicorp North America, Inc.

450 Mamaroneck Avenue

Harrison, N.Y. 10528

Attention: Robert Kohl

Telephone: (914) 899-7218

Telecopy: (914) 899-7903

with a copy to:

Citicorp North America, Inc.

388 Greenwich Street, 19th Floor

New York, New York 10013

Attention: Patricia Schaupp (Global Securitized Markets)

Telecopy: (646) 843-3696

Purchaser Group’s Account:

Citibank, N.A.

ABA # 021-000-089

Account # 4063-6695

Account Name: CAFCO Redemption Account

Attention: Laureta Lachman

Purchaser Group Managing Agent: The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Committed Purchaser: The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	Commitment: $200,000,000

1251 Avenue of the Americas, 10th Floor New York, NY 10020 Attention: Telephone: Telecopy:

Conduit Purchaser: Victory Receivables Corporation	Conduit Purchase Limit: $200,000,000
c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch 1251 Avenue of the Americas, 10th Floor New York, NY 10020 Attention: Telephone: Telecopy:

Managing Agent: The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas, 10th Floor New York, NY 10020 Attention: Telephone: Telecopy:

Purchaser Group’s Account
[To be provided by BTM]

Aggregate Commitment: $600,000,000

Purchase Limit: $600,000,000

SCHEDULE III

CP RATES

CNAI Purchaser Group

When used in reference to any Conduit Purchaser for which CNAI acts as the Managing Agent (or any successor Managing Agent for such Conduit Purchaser’s Purchaser Group), the term “CP Rate” means, for each day during a Fixed Period and to the extent such Conduit Purchaser funds the related Receivable Interest on such day through the issuance of Promissory Notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those Promissory Notes issued by such Conduit Purchaser that are allocated, in whole or in part, by such Managing Agent (on behalf of such Conduit Purchaser) to fund such Receivable Interest on such day as determined by such Managing Agent (on behalf of such Conduit Purchaser) and reported to the Seller, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Promissory Notes, to the extent such commissions are allocated, in whole or in part, to such Promissory Notes by such Managing Agent on behalf of such Conduit Purchaser; provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such day the Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that the CP Rate with respect to any portion of a Receivable Interest funded by Conduit Participants shall be the same rate as in effect from time to time on the Receivable Interest or portions thereof that are not funded by Conduit Participants; and provided further that if all of the Receivable Interest is funded by Conduit Participants, then the CP Rate applicable to such Receivable Interest shall be such Conduit Purchaser’s pool funding rate in effect from time to time for its largest size pool of transactions which settles with a frequency corresponding to the applicable Fixed Period.

BTM Purchaser Group

When used in reference to any Conduit Purchaser for which BTM acts as Managing Agent (or any successor Managing Agent for such Conduit Purchaser’s Purchaser Group), the term “CP Rate” means, for each day during a Fixed Period and to the extent such Conduit Purchaser funds the related Receivable Interest (or any portion thereof) on such day through the issuance of Promissory Notes, (i) unless such Conduit Purchaser or its Managing Agent has determined that the Pooled CP Rate shall be applicable, a rate per annum equal to the rate per annum calculated by such Managing Agent to reflect such Conduit Purchaser’s cost of funding such Receivable Interest (or portion thereof), taking into account the weighted daily average interest rate payable in respect of such Promissory Notes during such period (determined in the case of discount Promissory Notes by converting the discount to an interest bearing equivalent rate per annum), applicable placement fees and commissions, and such other costs and expenses as such Managing Agent in good faith deems appropriate; and (ii) to the extent such Managing Agent has determined that the Pooled CP Rate shall be applicable, the Pooled CP Rate.

For purposes of the foregoing:

“Pooled Commercial Paper” means commercial paper notes of a Conduit Purchaser which are subject to any particular pooling arrangement, as determined by the Managing Agent for such Conduit Purchaser (it being recognized that there may be more than one distinct groups of Pooled Commercial Paper at any time).

“Pooled CP Rate” shall mean, for each day with respect to any Fixed Period as to which the Pooled CP Rate is applicable, the sum of (i) discount or yield accrued (including, without limitation, any associated with financing the discount or interest component on the roll-over of any Pooled Commercial Paper) on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs (including without limitation those associated with funding small or odd-lot amounts) with respect to all receivable purchase, credit and other investment facilities which are funded by the applicable Pooled Commercial Paper for such day. The Pooled CP Rate shall be determined by the Managing Agent for the applicable Conduit Purchaser, whose determination shall be conclusive.

Other Purchaser Groups

When used in reference to any Conduit Purchaser the Managing Agent for which is not BTM or CNAI (or any of their respective successors), except as otherwise provided in the Joinder Agreement pursuant to which such Conduit Purchaser became a party hereto, the term “CP Rate” means, for each day during a Fixed Period and to the extent such Conduit Purchaser funds the related Receivable Interest on such day through the issuance of Promissory Notes, the per annum rate equivalent to the weighted average cost (as determined by such Managing Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Promissory Notes that are allocated, in whole or in part, by such Conduit Purchaser or its Managing Agent to fund or maintain such Receivable Interest on such day (and which may also be allocated in part to the funding of other assets of the Conduit Purchaser); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Receivable Interest for such Fixed Period, the Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.